Exhibit 10.23

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS HAVE BEEN OMITTED AND HAVE
BEEN FILED SEPARATELY WITH THE COMMISSION.

DNA DREAMFIELDS COMPANY, LLC

AMENDMENT No. 2

TO

OPERATING AGREEMENT

THIS SECOND AMENDMENT TO OPERATING AGREEMENT (the “Amendment”) is entered into between and among B-New, LLC, an Ohio limited liability company (“BNEW”), TechCom Group, LLC, a Florida limited liability company (“TechCom”), Buhler, Inc., a Minnesota corporation (“Buhler”), and Dakota Growers Pasta Company, Inc., a North Dakota corporation (“Dakota”) (BNEW, TechCom, Buhler and Dakota may be referred to herein as a “Member” and collectively as the “Members”).

RECITALS

WHEREAS, the Members entered into an Operating Agreement as of  October 31, 2003, and entered into a first amendment of the Operating Agreement effective February 9, 2004 (collectively, the “Agreement”).

WHEREAS, the Members are all of the members of DNA Dreamfields Company, LLC, an Ohio limited liability company (the “Company”), as of the date hereof; and

WHEREAS, the Members desire to amend certain provisions of the Agreement relating to initial capital contributions and allocation of deductions and losses among the Members and to clarify the intended scope of Member liability;

WHEREAS, the Members further desire that the amendments be applied both prospectively and retroactively, as if such amendment had been included in the Agreement as originally adopted by the Members.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Amendment.  The Members hereby agree that the following provisions of the Agreement shall be amended in their entirety and replaced by the applicable provisions set forth below.  All other terms, conditions, and provisions of the Agreement shall continue in full force and effect.  The Members further agree that the amendment contained in this Amendment shall be effective between and among the partners as of the date of formation of the Company;  the Members further agree that the books and records of the Company shall reflect the impact of such amendment.

2.             Allocations; Distributions.  Sections 3(E)(i) and (ii) of the Agreement, governing the allocation of profits and losses, shall be amended by the deletion of current Sections 3(E)(i) and (ii) and the insertion of the following provision:

(E)           Allocations.

(i)            After giving effect to the special allocation provisions hereof, and except as set forth in subsection (ii) below, profits and losses shall be allocated among the Members in proportion to their respective Units.

(ii)           Notwithstanding anything contained herein, any gain on sale of the Brand shall be allocated as necessary so that after reducing the Members’ respective Section 704 capital accounts by any distribution made or to be made pursuant to Section 3(F)(ii), and after then allocating such gain, the Members’ respective Section 704 capital account balances are in proportion to their respective Units.

3.             Special Allocation of Start-up Amortization.  Section 3(E)(iii)(h) of the Operating Agreement shall be deleted in its entirety and  shall have no further force and effect.

4.             Capital Contributions.  Section 2(A) of the Agreement, governing initial capital contributions shall be amended by deletion of the current Section 2(A) and inserting of the following provision:

(A)          Initial Contributions.

(i)            Each Member has on or before the date hereof contributed to the capital of the Company the cash listed on Exhibit A, and has been issued the number of membership units (“Units”) in the Company listed on Exhibit A.

(ii)           Buhler shall contribute, when and as needed, additional funds as provided for in the schedule attached hereto as Exhibit B to the Company to pay for the development of science, proof of principle, clinical studies and credential/claims development necessary to implement the Company’s business plan.  Such contributions shall be made by the payment by Buhler to the Company of applicable invoices submitted by vendors of the Company, including invoices for the management fees provided under section 6(E)(i) and/or (ii) below, and applicable internal costs incurred by Buhler and accounted for by Buhler to the Board of Managers.  Buhler hereby assigns and conveys all of its rights, title and interest in and to processing technology specifically developed and applied for Dreamfields pasta to the Company as a capital contribution at an agreed value of $***. Such contributions shall be an additional capital contributions by Buhler without the issuance of any additional Units.

*** - Confidential treatment requested.

(iii)          Dakota shall contribute, when and as needed, additional funds as provided for in the schedule attached hereto as Exhibit B to the Company to pay for the development of supply chain, product package development, consumer research, test market launch and regional roll out, advertising and merchandising necessary to implement the Company’s business plan.  Such contributions shall be made by the payment by Dakota to the Company of applicable invoices submitted by vendors of the Company, including invoices for the management fees provided under section 6(E)(i) and/or (ii) below, and applicable internal costs incurred by Dakota and accounted for by Dakota to the Board of Managers.  Such contribution shall be an additional capital contribution by Dakota without the issuance of any additional Units.

(iv)          B-New hereby assigns and conveys all of its rights, title and interest in and to the Brand to the Company as a capital contribution having an agreed value of $***. Such contribution shall be a additional capital contribution by B-New without the issuance of any additional Units.

(v)           TechCom’s grant of the license to the Technology to the Company, as more particularly described in Section 6(E)(iv), shall be treated as a capital contribution having an agreed value of $***. Such contribution shall be an additional capital contribution by TechCom without the issuance of any additional Units.

(vi)          The agreed values of the property contributions of Buhler, B-New and TechCom when combined with the cash contributions of Dakota and Buhler are intended to be ***.  In the event the combined cash contributions of Dakota and Buhler are less than the total amount required by Exhibit B, the agreed value of the property contributions of Buhler, B-New and TechCom shall be ***.

(vii)         Notwithstanding anything contained herein, if and to the extent the Company incurs legal fees under section 6(E)(iv)(2) of this Agreement, one or more Members may loan the needed funds to the Company.  Such loan or loans shall bear interest on the outstanding amount of 8% per annum, and all loaned funds, and all accrued interest, shall be paid in full prior to any distribution to the Members of Distributable Cash Flow.

5.             Liability of Members.  The first sentence of Section 2(D) of the Operating Agreement relating to the liability of Members for capital contributions and loans shall be deleted in its entirety and the intended liability limitation shall be incorporated into and clarified in the following new sentence which shall be added at the end of Section 15(A):

“Except as otherwise provided in the preceding sentence, notwithstanding anything contained herein, no Member shall be liable under a judgment, decree, or order of a court, or in any other manner, for the debts or any other obligations or liabilities of the Company, nor shall any Member be required to make any capital contribution or loan to the Company after the date hereof except as set forth in section 2(A) above, nor shall any Member be required to restore a deficit balance in its capital accounts or, after its capital contributions set forth in section 2(A) have been made, to make any additional contributions, assessments, or payments to the Company.”

*** - Confidential treatment requested.

6.             Counterparts.  This Amendment may be executed in counterparts which taken together shall constitute one instrument, notwithstanding the fact that all parties have not executed this Amendment on the same date or that all signatures do not appear on the same copy.

7.             Captions.  Captions are included for convenient reference only and shall not affect the interpretation of any provision of this Agreement.

8.             Severability.  The invalidity, illegality, or unenforceability of any provision of this Amendment shall not affect or impair the validity, legality, and enforceability of the other provisions hereof or of the Agreement and the Amendment and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have executed this Amendment.

B-New, LLC

By:	/s/ Mike Crowley

Title:	Principal

Date:	October 25, 2004

TechCom Group, LLC

By:	/s/ Jonathan Anfinsen

Title:	Director

Date:	October 25, 2004

Buhler, Inc.

By:	/s/ Beat Haeni / /s/ A. Holenstein

Title:	Corp. Development / Project Mgr

Date:	October 25, 2004

Dakota Growers Pasta Company, Inc.

By:	/s/ Tim Dodd

Title:	President/CEO

Date:	October 25, 2004